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                                                                   EXHIBIT 4.5.2

                              IRIDIUM OPERATING LLC

                                 as Successor To

                                   IRIDIUM LLC

                     11 1/4% Senior Notes due 2005, Series C

              Guaranteed by Iridium Roaming LLC and Iridium IP LLC

                  --------------------------------------------


                   FIRST SERIES C NOTE SUPPLEMENTAL INDENTURE

                          Dated as of December 19, 1997

                  --------------------------------------------


                      State Street Bank and Trust Company,
                                     Trustee

                  --------------------------------------------


                 Supplementing the Series C Note Indenture Dated
     as of October 17, 1997 among Iridium LLC, Iridium Capital Corporation,
                     Iridium Roaming LLC, Iridium IP LLC and
                  State Street Bank and Trust Company, Trustee
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            This FIRST SERIES C NOTE SUPPLEMENTAL INDENTURE, dated as of
December 19, 1997 (the "Supplemental Indenture"), is made by and among Iridium LLC, a Delaware limited liability company ("Iridium"), Iridium Operating LLC, a Delaware limited liability company ("Operating"), Iridium Capital Corporation, a Delaware corporation ("Capital"), Iridium Roaming LLC, a Delaware limited liability company ("Roaming"), Iridium IP LLC, a Delaware limited liability company ("IP") and State Street Bank and Trust Company, as Trustee (the "Trustee").

            WHEREAS, Iridium, Capital, Roaming and IP have heretofore made, executed and delivered to the Trustee an Indenture, dated as of October 17, 1997 (the "Indenture"), between Iridium, Capital, Roaming and IP and the Trustee, providing for the issuance by Iridium and Capital of up to $300,000,000 aggregate principal amount of 11 1/4% Senior Notes Due 2005, Series C (the "Series C Notes") and the guarantee of the Series C Notes by Roaming and IP (the "Guarantees" and, together with the Notes, the "Securities"). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Indenture.

            WHEREAS, in connection with the closing of a Bank Credit Agreement and contemporaneously with the execution of this Supplemental Indenture, Iridium will convey or transfer substantially all of its assets to Operating, a Wholly-Owned Restricted Subsidiary of Iridium, in order to facilitate the pledge of such assets to the agent for the lenders under such Bank Credit Agreement. Such conveyance or transfer by Iridium of substantially all of its assets to Operating being an Asset Drop-Down Transaction.
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            WHEREAS, Section 5.01 of the Indenture provides that in the event of an Asset Drop-Down Transaction, the Wholly-Owned Restricted Subsidiary of
Iridium to which substantially all or all of the assets of Iridium are conveyed or transferred, shall expressly assume, by a supplemental indenture to the Indenture, executed and delivered to the Trustee in form satisfactory to the Trustee, all the obligations of Iridium under this Indenture.

            WHEREAS, upon the consummation of such Asset Drop-Down Transaction Operating shall be a Successor Company.

            WHEREAS, Section 5.01 of the Indenture provides that, in connection with the Asset Drop-Down Transaction, (i) the Successor Company shall succeed, and be substituted for, and may exercise every right and power of, Iridium under the Indenture and the Securities and (ii) Iridium shall be released from all obligations and covenants under the Indenture and the Securities.

            WHEREAS, Section 9.01 of the Indenture provides that the Note Issuers, the Guarantor Subsidiaries and the Trustee may amend the Indenture or the Securities without notice to, or consent of, any Holder in order to comply with Article V.

            WHEREAS, Operating is executing and delivering to the Trustee this Supplemental Indenture in accordance with Section 5.01 of the Indenture.

            WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid, binding and legal agreement according to its terms have been done and performed, including the delivery by Iridium to the Trustee of an Officer's Certificate and


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an Opinion of Counsel, each stating that the conveyance or transfer of substantially all or all of the assets of Iridium to Operating complies with the Indenture.

            WHEREAS, the execution of this Supplemental Indenture has in all respects been duly authorized.

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Operating hereby covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders, as follows:

            1. Operating hereby expressly assumes, from and after October 17, 1997, the due and punctual payment of the principal of and interest on all the Securities and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by Iridium under the Indenture. Operating is a limited liability company organized and existing under the laws of the State of Delaware.

            2. Operating shall, from and after October 17, 1997, by virtue of the aforesaid assumption and the delivery of this Supplemental Indenture, succeed to, and be substituted for, and may exercise every right and power, and be subject to all the duties and obligations, of Iridium under the Indenture and the Securities with the same effect as if Operating had been named as Iridium in the Indenture and the Securities.


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            3. Iridium shall, from and after the date hereof, by virtue of the aforesaid assumption by Operating and the delivery of this Supplemental Indenture, be released from all obligations and covenants under the Indenture and the Securities.

            4. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            5. This Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

            6. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

            7. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            8. This Supplemental Indenture shall be effective as of the date hereof.

            9. The recitals contained herein shall be taken as statements of Operating and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.


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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.

                                    IRIDIUM LLC

                                    By: /s/ Robert W. Kinzie
                                        -------------------------
                                       Name:  Robert W. Kinzie

                                       Title: Chairman

                                    IRIDIUM OPERATING LLC

                                    By: /s/ F. Thomas Tuttle
                                        ------------------------
                                       Name:  F. Thomas Tuttle

                                       Title: Vice President, Secretary and
                                              General Counsel

                                    IRIDIUM CAPITAL CORPORATION

                                    By: /s/ F. Thomas Tuttle
                                        ------------------------
                                       Name:  F. Thomas Tuttle

                                       Title: Vice President, Secretary and
                                              General Counsel

                                    IRIDIUM IP LLC

                                    By: /s/ F. Thomas Tuttle
                                        ------------------------
                                       Name:  F. Thomas Tuttle

                                       Title: Vice President, Secretary and
                                              General Counsel

                                    IRIDIUM ROAMING LCC

                                    By: /s/ F. Thomas Tuttle
                                        ------------------------
                                       Name:  F. Thomas Tuttle

                                       Title: Vice President, Secretary and
                                              General Counsel

                                    STATE STREET BANK AND TRUST
                                    COMPANY, as Trustee

                                    By: /s/ Chi C. Ma
                                        ------------------------
                                       Name:  Chi C. Ma

                                       Title: Assistant Vice President


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